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                                                                   Exhibit (m-2)

                                                               December 29, 2003


                               AMENDED APPENDIX A
                                 TO THE CLASS A
                    DISTRIBUTION AND SHAREHOLDER SERVICE PLAN
                            OF PACIFIC CAPITAL FUNDS

Name of Distribution Plan Fund
------------------------------

Tax-Free Securities Fund
Tax-Free Short Intermediate Securities Fund
Diversified Fixed Income Fund
Ultra Short Government Fund
Short Intermediate U.S. Government Securities Fund
Growth Stock Fund
Growth and Income Fund
Value Fund
Mid-Cap Fund
Small Cap Fund
International Stock Fund
New Asia Growth Fund